For Immediate Release
Thursday, January 10, 2019
Contact: Ryan Hornaday, EVP/CFO & Treasurer
rhornaday@emmis.com
317.266.0100
Emmis Announces Third Quarter Earnings
Outperforms markets both quarter and year-to-date

Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its third fiscal quarter ending November 30, 2018.

Emmis’ radio net revenues for the third fiscal quarter were $28.7 million, down from $34.0 million in the prior year. Sales of radio stations (KPWR in LA in August 2017 and four radio stations in St. Louis on April 30, 2018) make Emmis’ reported results not comparable year-over-year.
Pro forma for all radio station sales, Emmis’ third quarter radio revenues, as reported to Miller Kaplan, which excludes barter and certain other revenues, were up 5% in markets that were up 2%.

“With this quarter’s strong performance, Emmis is now outperforming its markets through the first nine months of this fiscal year- quite an achievement,” said Emmis Chairman and CEO Jeff Smulyan. “Political revenues certainly helped, but we also saw growth in our core advertising categories, all of which contributed to Emmis having its strongest quarter in four years. New York and Indianapolis both outperformed their markets and continue to produce strong ratings, which should help sustain Emmis’ revenue growth. That certainly appears to be the case in January and February, where both months are pacing up mid-to-high single digits.”

A conference call regarding earnings will be hosted today at 9 a.m. Eastern today by dialing 1-517-623-4891 with passcode Emmis.  Questions may be submitted via email to ir@emmis.com. A digital playback of the call will be available until Thursday, January 17 by dialing 203-369-1930.

Emmis has included supplemental pro forma net revenues, station operating expenses, and certain other financial data on its website, www.emmis.com under the “Investors” tab.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance, in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. Operating Income is the most directly comparable financial measure in accordance with accounting principles generally accepted in the United States.

Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding depreciation, amortization and non-cash compensation. A reconciliation of station operating income to operating income is attached to this press release.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

About Emmis Communications
Emmis Communications Corporation (Nasdaq: EMMS) owns 11 FM and 3 AM radio stations in New York, Austin (Emmis has a 50.1% controlling interest in Emmis’ 6 radio stations located there) and Indianapolis. Emmis owns a controlling interest in Digonex, which provides dynamic pricing solutions across multiple industries, as well as Indianapolis Monthly magazine.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;

•	fluctuations in the demand for advertising and demand for different types of advertising media;

•	our ability to service our outstanding debt;

•	competition from new or different media and technologies;

•	loss of key personnel;

•
increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

•	our ability to attract and secure programming, on-air talent, writers and photographers;

•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

•	increases in the costs of programming, including on-air talent;

•	fluctuations in the market price of publicly traded or other securities;

•	new or changing regulations of the Federal Communications Commission or other governmental agencies;

•	enforcement of rules and regulations of governmental and other entities to which the Company is subject;

•	changes in radio audience measurement methodologies;

•	war, terrorist acts or political instability; and

•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	Three months ended November 30,		Nine months ended November 30,

	2018	2017	2018	2017
OPERATING DATA:
Net revenues:
Radio	$28,728	$33,980	$85,843	$114,450
Publishing	1,177	1,129	3,347	3,119
Emerging Technologies	418	236	1,195	788
Total net revenues	30,323	35,345	90,385	118,357
Station operating expenses excluding depreciation and amortization expense:
Radio	19,015	23,933	59,368	79,948
Publishing	1,176	1,131	3,384	3,590
Emerging Technologies	3,780	2,922	8,753	9,582
Total station operating expenses excluding depreciation and amortization expense	23,971	27,986	71,505	93,120
Corporate expenses excluding depreciation and amortization expense	2,297	2,500	7,607	7,781
Depreciation and amortization	806	880	2,384	2,739
Loss (gain) on sale of assets, net of disposition costs	235	46	(31,817)	(76,660)
Loss on disposal of property and equipment	57	1	57	13
Operating income	2,957	3,932	40,649	91,364
Interest expense	(1,546)	(3,000)	(5,902)	(12,214)
Loss on debt extinguishment	—	(139)	(771)	(2,662)
Other income, net	40	10	92	24
Income before income taxes	1,451	803	34,068	76,512
(Benefit) provision for income taxes	(98)	371	7,848	4,743
Consolidated net income	1,549	432	26,220	71,769
Net income attributable to noncontrolling interests	837	711	2,396	2,358
Net income (loss) attributable to the Company	$712	$(279)	$23,824	$69,411

Basic net income (loss) per common share	$0.06	$(0.02)	$1.90	$5.63
Diluted net income (loss) per common share	$0.05	$(0.02)	$1.77	$5.53

Basic weighted average shares outstanding	12,609	12,347	12,565	12,321
Diluted weighted average shares outstanding	13,425	12,347	13,486	12,554

	Three months ended November 30,		Nine months ended November 30,

OTHER DATA:
Station operating income (See below)	$6,421	$7,453	$19,092	$25,657
Cash paid for (refund from) income taxes, net	(816)	2,197	(467)	2,178
Cash paid for interest	1,184	2,237	4,464	10,558
Capital expenditures	51	353	155	1,191

Noncash compensation by segment:
Radio	$47	$68	$142	$346
Publishing	—	3	2	6
Emerging Technologies	22	23	68	68
Corporate	318	526	1,076	1,596
Total	$387	$620	$1,288	$2,016

COMPUTATION OF STATION OPERATING INCOME:
Operating income	$2,957	$3,932	$40,649	$91,364
Plus: Depreciation and amortization	806	880	2,384	2,739
Plus: Corporate expenses	2,297	2,500	7,607	7,781
Plus: Station noncash compensation	69	94	212	420
Less: Loss (gain) on sale of assets, net of disposition costs	235	46	(31,817)	(76,660)
Plus: Loss on disposal of property and equipment	57	1	57	13
Station operating income	$6,421	$7,453	$19,092	$25,657

SELECTED BALANCE SHEET INFORMATION:	November 30, 2018	February 28, 2018
Total Cash and Cash Equivalents	$8,616	$4,107
Credit Agreement Debt	$28,000	$78,451
98.7FM Nonrecourse Debt	$49,020	$53,919
Other Nonrecourse Debt	$10,054	$9,992